Exhibit 3.6

REGISTRE DU COMMERCE DU CANTON DE FRIBOURG

EXTRAIT DU REGISTRE
Extrait avec éventuelles radiations	Report du 17 septembre 2008
No réf. 02350/2008
N° féd. CH-217-3540398-2

INTER PARFUMS (SUISSE) Sàrl

inscrite le 18 juin 2008

Société à responsabilité limitée

Réf	Raison Sociale
1	INTER PARFUMS (SUISSE) Sàrl
Siège
1	Fribourg
Adresse
1	Boulevard de Pérolles 21, c/o Tax Alliance SA, 1700 Fribourg
Dates des Statuts
1	08.09.2008
But, Observations
1 1 1

But:

acquisition, gestion et exploitation de droits immatériels, notamment de brevets, de marques, de procédés de fabrication, de savoir-faire, ainsi que la gestion et l'exploitation de licences portant sur des droits immatériels (cf. statuts pour but complet).

Prestations accessoires, droits de préférence, de préemption ou d'emption: selon statuts.

Selon déclaration du 16.06.2008, la société n'est pas soumise à un contrôle ordinaire et renonce à un contrôle restreint.

Transformations (LFus)
1	La société anonyme est transformée en société à responsabilité limitée conformément au projet de transformation du 04.09.2008 et bilan au 28.08.2008, présentant des actifs de CHF 55'880' 120.10 et des passifs envers les tiers de CHF 85'478.75, soit un actif net de CHF 55'794'641.35, contre attribution à l'actionnaire unique de 27'450 parts sociales de CHF 1'000—.
Organe de publication
1 1	Communication aux associés: par écrit ou par courriel FOSC

Réf	Capital social
	Nominal	Libéré
	CHF 27'450'000	CHF 27'450'000
Apports en nature, reprises de biens, compensation de créances, avant. partic., resp., vers. suppl.
1.

Apport en nature

Selon contrat du 04.06.2008, INTER PARFUMS, société anonyme à Paris (F), fait apport à la société des marques LANVIN d'une valeur de EUR 34'712'000.—, accepté pour le prix de CHF 54'900'000.—, et imputé à concurrence de CHF 27'450'000.— à la libération du capital-actions. En contrepartie il a été remis 27'450 actions de CHF 1'000.—, nominatives, à l'apporteur.

Réf			Associés, gérants et personnes ayant qualité pour signer
Inscr.	Mod.	Rad.	Nom et Prénoms, Origine, Domicile, Part sociale	Fonctions	Mode Signature

Réf			Associés, gérants et personnes ayant qualité pour signer
Inscr.	Mod.	Rad.	Nom et Prénoms, Origine, Domicile, Part sociale	Fonctions	Mode Signature
1 1 1			INTER PARFUMS , société anonyme, à Paris (F), 27'450 parts de CHF 1'000.— Benacin Philippe, de France, à Paris (F) Rubeli Guy-Philippe, de Gampelen, à Gy	associée gérant président gérant	(sans signature) signature individuelle signature individuelle

Réf	JOURNAL		PUBLICATION FOSC		Réf	JOURNAL		PUBLICATION FOSC
0	Numéro	Date	Date	Page/Id		Numéro	Date	Date	Page/Id
		report			1	3688	18.09.2008	24.09.2008	7/4663490

Fribourg, le 25 septembre 2008

Fin de l’extrait

Seul un extrait certifié conforme, signé et muni du sceau du registre, a une valeur légale.

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